UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 27, 2010

MESA ENERGY HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-149338	98-0506246
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

5220 Spring Valley Road
Suite 525
Dallas, TX  75254
(Address of principal executive offices, including zip code)

(972) 490-9595
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)(1)  On January 27, 2010, our Board of Directors (the “Board”) voted to appoint Kenneth T. Hern as a member of the Board.

Mr. Hern currently serves on the Board of Directors and as chairman of the Governance Committee of Flotek Industries, Inc. (NYSE: FTK ), a supplier of drilling and production related products and services to the energy and mining industries.

Mr. Hern also served as Chairman of the Board and CEO of Nova Biosource Fuels, Inc. (NYSE Amex: NBF), a leading provider of biodiesel fuel, and held that position from his founding of the company in 2006 to January, 2010. From 2003 to 2005, Mr. Hern was Chairman of the Board of Homeland Renewable Energy LLC, a privately held holding company of Fibrowatt LLC. Fibrowatt LLC is a developer, builder, owner and operator of poultry litter-fueled power plants, and is based in Pennsylvania.

From 1969 to 1994, Mr. Hern served in several capacities at Texaco, Inc., including President and Chairman of the Board of Texaco Brazil, from 1989 to 1994.

Mr. Hern earned a B.A. in Chemistry from Austin College in 1960, an M.S. in Organic Chemistry from North Texas State University in 1962.  Mr. Hern also received Associates Degrees from the Wharton School of Business and from Carnegie Mellon University in 1990 and 1991, respectively.

The Company issued a press release on February 22, 2010 announcing Mr. Hern’s appointment to the Board, a copy of which is attached hereto as Exhibit 99.1.

(d)(5)	On January 5, 2010, our Board also determined to compensate the members of our Board in the following manner:

(a)
Each new non-employee director shall be granted stock options to purchase 250,000 shares of our common stock, $0.001 par value per share (the “Common Stock”), upon his or her appointment or election to the Board, which options shall have an exercise price equal to the fair market value of the Common Stock on the date of grant, as reasonably determined by the Board, will fully vest in four equal installments over twelve months (with one quarter vesting immediately and one quarter vesting after each subsequent three-month period), shall have a term of five (5) years from the date of grant and shall be subject to such other provisions and terms, consistent with our 2009 Equity Incentive Plan  (or any amendment or successor plan thereto), as are set forth in option agreements relating to the grant;

(b)	Each non-employee director will receive cash compensation of $500 per month of service; and

(c)	All directors will be reimbursed for reasonable out-of-pocket expenses incurred in attending Board and committee meetings.

Item 7.01.  Regulation FD Disclosure

Attached hereto as Exhibit 99.2 is a press release issued by Mesa Energy Holdings, Inc. (the “Company”) on February 25, 2010.

The Company (OTCBB: MSEH.OB), an oil and gas exploration and production company with a focus on the Marcellus Shale in western New York, announced in the February 25, 2010 press release, the completion of $1.945 Million Dollar private placement.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

99.1	Press Release dated February 22, 2010

99.2	Press Release dated February 25, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mesa Energy Holdings, Inc.

Dated: March 1, 2010	By:	/s/ Randy M. Griffin
	Name:	Randy M. Griffin
	Title:	Chief Executive Officer